RESTRICTED STOCK AGREEMENT

     THIS RESTRICTED STOCK AGREEMENT is made as of this ___ day of ___, 20___, between The Allied Defense Group, Inc., a Delaware corporation (“Company”), and                      (the “Employee”).

     WHEREAS, the continued participation of the Employee is considered by the Company to be important for the Company’s continued growth; and

     WHEREAS, in order to give the Employee an incentive to continue in the employ of the Company and to participate in the affairs of the Company, the Compensation Committee of the Board of Directors of the Company (“Committee”) has determined that the Employee shall be granted shares of the Company’s $0.10 par value Common Stock (“Stock”), subject to the restrictions stated below, in accordance with the terms and conditions of the 2001 Equity Incentive Plan, as amended (“Plan”).

     THEREFORE, the parties agree as follows:

1.	Grant of Stock.

Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Employee ___ shares of Stock.

2.	Vesting Schedule.

Provided that the Employee has remained in the continuous employ of the Company through the vesting dates set forth below, the following number of shares of Stock shall vest on such dates:

shares vest on , 20___;

shares vest on , 20___;

shares vest on , 20___; and

shares vest on , 20___;

For the purposes of this Agreement, employment by the Company or any subsidiary corporation of the Company shall be considered employment by the Company.

3.	Restrictions.

(a)	The Stock granted hereunder may not be sold, pledged or otherwise transferred until the Stock becomes vested in accordance with Section 2. The period of time between the date hereof and the date Stock becomes vested is referred to herein as the “Restriction Period.”

(b)	Except for employment terminations arising from ___, if the Employee’s employment with the Company is terminated at any time prior to the lapse of a Restriction Period, all unvested shares of Stock granted hereunder shall be forfeited by the Employee, and ownership transferred back to the Company. In the event of an employment termination arising from ___, all unvested shares of Stock granted hereunder shall immediately vest.

4. Legend.

Any certificates representing Stock subject to the provisions of this Agreement shall have endorsed thereon the following legend:

“The shares represented by this certificate are subject to an agreement between the Corporation and the registered holder, a copy of which is on file at the principal office of this Corporation.”

5.	Escrow.

Any certificate or certificates evidencing the Stock subject hereto shall be delivered to and deposited with the Secretary of the Company as Escrow Agent in this transaction. The Stock may also be held in a restricted book entry account in the name of the Employee. Such certificates or such book entry shares are to be held by the Escrow Agent until termination of the Restriction Period, when they shall be released by said Escrow Agent; provided, however, that a portion of such Stock shall be surrendered in payment of required withholding taxes in accordance with Section 7 below, unless alternative procedures for the payment of required withholding taxes are established.

6.	The Employee’s Stockholder Rights.

During the Restriction Period, the Employee shall have all the rights of a stockholder with respect to the Stock except for the right to transfer the Stock, as set forth in Section 3. Accordingly, the Employee shall have the right to vote the Stock and to receive any cash dividends paid to or made with respect to the Stock.

7. Taxes.

(a)	The Employee shall be liable for any and all taxes, including withholding taxes, arising out of this grant or the vesting of Stock hereunder. The Employee shall surrender a sufficient number of whole shares of Stock as necessary to cover all applicable required withholding taxes and required social security contributions at the time the restrictions on the Stock lapse, unless alternative procedures for such payment are established. The Employee will receive a cash refund for any fraction of a surrendered share of Stock not necessary for required withholding taxes and required social insurance contributions. To the extent that any surrender of Stock or alternative procedure for such payment is insufficient, the

Employee authorizes the Company to deduct tax at source, to deduct all applicable required withholding taxes and social security contributions from the Employee’s compensation. The Employee agrees to pay any amounts that cannot be satisfied from wages or other cash compensation, to the extent permitted by law.

(b)	Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Employee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by him is and remains the Employee’s responsibility and that the Company (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of Stock, including the grant, vesting or release, the subsequent sale of Stock and receipt of any dividends; and (ii) does not commit to structure the terms or any aspect of this grant of Stock to reduce or eliminate the Employee’s liability for Tax-Related Items.

8.	Plan Information.

The Employee agrees to receive copies of the Plan, the Plan prospectus and other Plan information from the Company’s web site, including copies of any annual report, proxy and Form 10-K. The Employee acknowledges that copies of the Plan, Company’s Plan prospectus, Plan information and stockholder information are available upon written or telephonic request to the Company Secretary.

9.	Acknowledgement and Waiver.

By accepting this grant of Stock, the Employee acknowledges and agrees that: (i) the Plan has been established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time unless otherwise provided in the Plan; (ii) the grant of Stock is voluntary and occasional and does not create any contractual or other right to receive future grants of Stock, or benefits in lieu of Stock, even if Stock has been granted repeatedly in the past; (iii) all decisions with respect to future grants, if any, will be at the sole discretion of the Company; (iv) the Employee’s participation in the Plan shall not create a right to further employment with the Company and shall not interfere with the ability of the Company to terminate the Employee’s employment relationship at any time with or without cause; and (v) the Employee is participating voluntarily in the Plan.

10.	Miscellaneous.

(a)	The Company shall not be required (i) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such Stock or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Stock shall have been so transferred.

(b)	The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

(c)	Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Employee at his address then on file with the Company.

(d)	The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof, and may not be modified adversely to the Employee’s interest except by means of a writing signed by the Company and the Employee. This Agreement is governed by the laws of the State of Delaware.

(e)	If the Employee has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

(f)	The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

THE ALLIED DEFENSE GROUP, INC.

By: